Exhibit 10.24
ASSIGNMENT AND ASSUMPTION OF LEASE
(BREWERY)
     This Assignment and Assumption of Lease (the “Assignment”) is made as of October 27, 2006, by and between PBC ACQUISITION, LLC, a Delaware limited liability company (“Assignor”), and PYRAMID BREWERIES INC., a Washington corporation (“Assignee”).
RECITALS
     WHEREAS, Assignor, as tenant, and MacTarnahan Limited Partnership, as landlord (“Landlord”), are parties to that certain Indenture of Lease (Brewery) (the “Lease”), dated as of July 31, 2004 and attached as Exhibit A hereto, and Lease Extension Agreement dated as of July 31, 2006 and attached as Exhibit B hereto.
     WHEREAS, pursuant to Section 9 of the Lease, Assignor may assign the Lease to “the parent of Tenant”, which such assignment has been previously consented to by Landlord pursuant to the terms of said Section 9.
     WHEREAS, Assignor is a wholly-owned subsidiary of Assignee.
     WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to assume the obligations of Assignor under the Lease.
AGREEMENT
     NOW, THEREFORE, FOR VALUABLE CONSIDERATION, Assignor hereby assigns and transfers to Assignee the Lease as set forth above and Assignee agrees to assume each and every obligation of Assignor under the Lease and the parties agree as follows:
1. Assignor shall indemnify, defend and hold harmless Assignee against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys’ fees, resulting from or arising under the Lease on or prior to the date hereof.
2. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.
3. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same full force and effect as original signatures.
[signatures appear on the following page(s)]

     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.
ASSIGNOR:
PBC ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ Michael O’Brien

	Name:	Michael O’Brien;

	Title:	CFO

ASSUMPTION
     Assignee does hereby assume all of the obligations, liabilities and duties under and pursuant to the Lease.

ASSIGNEE:

PYRAMID BREWERIES INC.,
a Washington corporation

By:	/s/ Scott Barnum

	Name:	Scott Barnum

	Title:	CEO

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